EXHIBIT 5.1

September 4, 2007
New Motion, Inc.
42 Corporate Park, Suite 250
Irvine, California 92606

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by New Motion, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 2,531,684 shares of common stock of the Company (the "Shares"), issuable pursuant to i) the Company's 2007 Stock Incentive Plan (the "2007 Plan"); (ii) the Company's 2005 Stock Incentive Plan (the "2005 Plan"); and (iii) issuable upon the exercise of options granted to Burton Katz, the Company's Chief Executive Officer, pursuant to an Individual Stock Option Agreement (the Individual Stock Option Agreement, together with the 2007 Plan and the 2005 Plan, are hereinafter referred to as the "Documents").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.


         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Documents, and upon receipt by the Company of the consideration therefore, the Shares will be validly issued, fully paid and non-assessable.


         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                             Respectfully submitted,

                                             /s/ Stubbs Alderton & Markiles, LLP
                                             -----------------------------------
                                             STUBBS ALDERTON & MARKILES, LLP